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                                                                  Exhibit (5)(a)



            [Miller, Canfield, Paddock and Stone, P.L.C. Letterhead]

                                 March 31, 2003


Southern Michigan Bancorp, Inc.
51 West Pearl Street
Coldwater, Michigan 49036

Ladies and Gentlemen:

         With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") by Southern Michigan Bancorp, Inc., a Michigan corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an indeterminate amount of interests in the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan (the "Plan") and 110,000 shares of the common stock, $2.50 par value, of the Company (the "Registered Shares"), which may consist of shares already issued or newly issued shares.

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed. Based upon our examination above, subject to the assumption and qualifications stated and relying on statements of fact contained in the documents we have reviewed, we are of the opinion that:

         1. The Registered Shares have been duly authorized.

         2. When the Registration Statement has become effective and Registered Shares have been issued, sold and paid for in accordance with the Plan, such Registered Shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                Very truly yours,

                                MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                                /s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
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